Western Union Fourth Quarter 2012 Earnings Webcast & Conference Call February 12, 2013 Exhibit 99.2

Mike Salop Senior Vice President, Investor Relations

Safe Harbor 3 This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this presentation by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the “Risk Factors” section and throughout the Annual Report on Form 10-K for the year ended December 31, 2011. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: deterioration in consumers' and clients' confidence in our business, or in money transfer and payment service providers generally; changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns and financial market disruptions; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole; failure to compete effectively in the money transfer and payment service industry with respect to global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including telecommunications providers, card associations, card-based payment providers and electronic and Internet providers; the pricing of our services and any pricing reductions, and their impact on our consumers and our financial results; our ability to adapt technology in response to changing industry and consumer needs or trends, and the potential for alternative, more technology-reliant means of money transfer and electronic payments to be less advantageous than our traditional cash/agent model; our failure to develop and introduce new services and enhancements, and gain market acceptance of such services; changes in, and failure to manage effectively exposure to, foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; interruptions of United States government relations with countries in which we have or are implementing significant business relationships with agents or clients; changes in immigration laws, interruptions in immigration patterns and other factors related to migrants; events requiring us to write down our goodwill; mergers, acquisitions and integration of acquired businesses and technologies into our Company, including Travelex Global Business Payments, and the realization of anticipated financial benefits from these acquisitions; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover our investments or amounts payable to us; any material breach of security or safeguards of or interruptions in any of our systems; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; changes in tax laws and unfavorable resolution of tax contingencies; cessation of or defects in various services provided to us by third-party vendors; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate; and changes in industry standards affecting our business; (ii) events related to our regulatory and litigation environment, such as: the failure by us, our agents or their subagents to comply with laws and regulations designed to detect and prevent money laundering, terrorist financing, fraud and other illicit activity, or regulator of judicial interpretations thereof, and increased costs or loss of business associated with compliance with those laws and regulations; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, governmental or judicial interpretations thereof and industry practices and standards, including the impact of the Foreign Account Tax Compliance Act; liabilities resulting from a failure of our agents or their subagents to comply with laws and regulations; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards affecting us, our agents, or their subagents; liabilities and unanticipated developments resulting from governmental investigations and consent agreements with, or enforcement actions by, regulators, including those associated with compliance with, failure to comply with, or extension of, the settlement agreement with the State of Arizona; the impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules promulgated there-under, and the actions of the Consumer Financial Protection Bureau; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; and changes in accounting standards, rules and interpretations; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

Hikmet Ersek President & Chief Executive Officer

Reported revenue increased 3%, or 1% pro forma constant currency*  Electronic Channels revenue increased 27% Cash flow from operations reached approximately $1.2 billion 5 2012 Overview Over $1 billion returned to shareholders through share repurchases and dividends *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

 2013 strategies focused on three key initiatives  Strengthening the consumer money transfer business  Driving growth in customers and usage in Business Solutions  Generating and deploying strong cash flow for our shareholders 6 2013 Strategic Initiatives Repositioning the Company for revenue and profit growth in 2014 and 2015

 Strengthening the consumer money transfer business  Improving the consumer value proposition  Expanding digital and account based electronic channels  Increasing the agent location network 7 2013 Strategic Initiatives

 Driving growth in customers and usage in Business Solutions  Expanding geographic presence  Improving sales force effectiveness  Increasing product offerings 8 2013 Strategic Initiatives

 Generating and deploying strong cash flow for shareholders  Cash flow from operations of approximately $1 billion* in 2013 excluding tax payments for IRS Agreement  Expect to return approximately $700 million to shareholders this year 9 2013 Strategic Initiatives *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Scott Scheirman Executive Vice President & Chief Financial Officer

$1,082 $1,057 $322 $337 $27 $31 Q4 2011 Q4 2012 Transaction Fee Foreign Exchange Other Revenue Q4 11 ($ in millions) $1,425 $1,431 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.  Consolidated revenue flat on a reported and a constant currency basis*  Pro forma revenue decreased 1% constant currency, including a full quarter of Travelex Global Business Payments (TGBP) in prior period*  Foreign exchange revenue increased 5%  TGBP acquisition aided FX revenue

Consumer-to-Consumer Q4 12  81% of Company revenue  Revenue decreased 2% reported and constant currency,* with transactions down 1%  Western Union branded constant currency revenue grew slightly on transaction growth of 3%  Total Q4 Western Union cross-border principal of $18 billion  Declined 3% on a reported basis  Declined 2% constant currency*  Principal per transaction  Declined 2% on a reported basis  Declined 2% constant currency* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Consumer-to-Consumer 13 Regions Revenue Growth Currency Impact** Transaction Growth % of Total Revenue Europe and CIS -5% -2% 0% 22% North America -9% 0% -6% 19% Middle East and Africa 3% -2% 6% 16% Asia Pacific 0% 1% 0% 12% LACA 2% -2% -5% 9% westernunion.com 16% 0% 46% 3% Q4 2012 **Note: Currency impact included in revenue growth.

Electronic Channels & Prepaid Highlights Q4  Account based money transfer  Revenue increased 37%  Agreements in place with nearly 115 banks globally  westernunion.com  C2C revenue increased 16%  C2C transactions grew 46%  Prepaid  Revenue increased 16% 14 Electronic Channels Revenue Growth 22%

C2C Transaction and Revenue Growth 15 Q4 2012 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

C2B and B2B Q4 16  Consumer-to-Business  11% of Company revenue  Revenue declined 1%, or increased 2% constant currency*  Business Solutions  6% of Company revenue  Pro forma revenue down 2% on a constant currency* basis, including a full quarter of TGBP in the prior year period *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

17 Operating Margin Q4 25.0% 20.1% 25.4% 20.9% GAAP Excluding TGBP Integration Expenses*  Operating margin excluding TGBP integration expense decrease • Current quarter includes $31 million of expenses related to new cost savings initiatives • Also negatively impacted by higher Business Solutions expense, pricing investments, increased marketing, higher compliance costs, and increased bad debt expense *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

18 C2C Operating Margin Q4  Operating margin decrease • Impacted by expenses related to cost savings initiatives, pricing investment, increased bad debt expense, and higher marketing 28.0% 25.0% 15.0% 17.0% 19.0% 21.0% 23.0% 25.0% 27.0% 29.0% Q4 2011 Q4 2012

19 C2B Operating Margin Q4  Operating margin decrease  Driven by the impact of the renegotiation of a third party sales and distribution agreement and expenses related to cost savings initiatives 27.3% 17.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q4 2011 Q4 2012

20 Business Solutions Operating Loss Q4  Operating Loss  Operating loss of $18 million compared to an operating loss of $2 million in the prior year period. Prior year reflects only a partial quarter of TGBP following November acquisition  Includes $18 million of depreciation and amortization in current quarter, compared to $13 million in the prior year period  Includes $12 million of integration expenses in the current quarter, compared to $5 million in the prior period

21 Financial Strength 2012 Full Year Cash Flow from Operations** $1.2 billion Capital Expenditures $268 million Stock Repurchases $772 million Dividends Declared and Paid $254 million Cash Balance, Dec. 31, 2012 $1.8 billion Debt Outstanding, Dec. 31, 2012 $4.0 billion ** Note: Includes the impact of tax payments of $92 million year-to-date relating to the agreement with the U.S. Internal Revenue Service announced December 15, 2011 (“IRS Agreement”)

2013 Outlook 22  Revenue  Low single digit constant currency revenue declines  Consumer-to-Consumer (C2C) Transactions  Mid to high single digit Western Union brand C2C transaction increases, with overall C2C transaction growth approximately 2 percentage points lower than the Western Union brand due to declines from Vigo and Orlandi Valuta resulting from compliance related actions  Margins  GAAP operating margin of approximately 20%  EBITDA margin of approximately 24.5%*  Tax Rate  Effective tax rate of approximately 15% *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

2013 Outlook 23  Earnings per Share  GAAP EPS in a range of $1.33 to $1.43, including $0.03 per share of after-tax expense related to TGBP integration activities  EPS includes approximately $0.06 per share of after-tax expense related to new cost savings initiatives  EPS reflects an increase in Other expense, net, of approximately $0.04 per share after-tax compared to 2012, primarily due to higher net interest expense and other miscellaneous changes  Cash Flow  GAAP Cash flow from operating activities of approximately $900 million, or approximately $1 billion* excluding anticipated final tax payments of approximately $100 million relating to the IRS Agreement  The Company anticipates returning approximately $700 million to shareholders in 2013 through share repurchases and dividends *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Questions & Answers

Appendix Fourth Quarter 2012 Earnings Webcast & Conference Call February 12, 2013 25

Non-GAAP Measures 26 Western Union's management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted; pro forma revenue change TGBP and constant currency adjusted; operating income margin excluding restructuring and TGBP integration expense; EBITDA margin excluding restructuring and TGBP integration expense; earnings per share adjusted for restructuring, the IRS Agreement and TGBP integration expense; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment principal per transaction change constant currency adjusted; Consumer-to-Consumer segment cross-border principal change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment pro forma revenue change TGBP and constant currency adjusted; 2013 EBITDA margin outlook; and 2013 operating cash flow outlook IRS Agreement adjusted. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts, unless indicated otherwise. Amounts included below are in millions, unless indicated otherwise.

Reconciliation of Non-GAAP Measures

Consolidated Metrics	4Q11	FY2011	1Q12	2Q12	3Q12	4Q12	FY2012
Revenues, as reported (GAAP)	$ 1,431.3	$ 5,491.4	$ 1,393.4	$ 1,425.1	$ 1,421.6	$ 1,424.7	$ 5,664.8
Foreign currency translation impact (a)	10.4	(38.0)	8.1	34.6	37.7	13.4	93.8
Revenues, constant currency adjusted	$ 1,441.7	$ 5,453.4	$ 1,401.5	$ 1,459.7	$ 1,459.3	$ 1,438.1	$ 5,758.6
Prior year revenues, as reported (GAAP)	$ 1,357.0	$ 5,192.7	$ 1,283.0	$ 1,366.3	$ 1,410.8	$ 1,431.3	$ 5,491.4
Pro forma prior year revenues, TGBP adjusted (b)	N/A	N/A	$ 1,338.0	$ 1,426.0	$ 1,474.8	$ 1,456.2	$ 5,695.0
Revenue change, as reported (GAAP)	5 %	6 %	9 %	4 %	1 %	0 %	3 %
Revenue change, constant currency adjusted	6 %	5 %	9 %	7 %	3 %	0 %	5 %
Pro forma revenue change, TGBP adjusted	N/A	N/A	4 %	0 %	(4)%	(2)%	(1)%
Pro forma revenue change, TGBP and constant currency adjusted (a)	N/A	N/A	5 %	2 %	(1)%	(1)%	1 %
Operating income, as reported (GAAP)	$ 358.4	$ 1,385.0	$ 332.5	$ 345.9	$ 365.6	$ 286.0	$ 1,330.0
Reversal of restructuring and related expenses (c)	-	46.8	N/A	N/A	N/A	N/A	N/A
Reversal of TGBP integration expense (d)	4.8	4.8	6.4	14.5	10.3	11.6	42.8
Operating income, excl. restructuring and TGBP integration expense	$ 363.2	$ 1,436.6	$ 338.9	$ 360.4	$ 375.9	$ 297.6	$ 1,372.8
Operating income margin, as reported (GAAP)	25.0 %	25.2 %	23.9 %	24.3 %	25.7 %	20.1 %	23.5 %
Operating income margin, excl. restructuring	25.0 %	26.1 %	23.9 %	24.3 %	25.7 %	20.1 %	23.5 %
Operating income margin, excl. restructuring and TGBP integration expense	25.4 %	26.2 %	24.3 %	25.3 %	26.4 %	20.9 %	24.2 %
Operating income, as reported (GAAP)	$ 358.4	$ 1,385.0	$ 332.5	$ 345.9	$ 365.6	$ 286.0	$ 1,330.0
Reversal of depreciation and amortization (e)	55.4	192.6	63.9	59.0	61.2	62.0	246.1
EBITDA (e)	$ 413.8	$ 1,577.6	$ 396.4	$ 404.9	$ 426.8	$ 348.0	$ 1,576.1
Reversal of restructuring and related expenses (c)	-	45.5	N/A	N/A	N/A	N/A	N/A
Reversal of TGBP integration expense excluding trademark amortization (d)	4.8	4.8	6.4	13.0	9.5	11.4	40.3
EBITDA, excl. restructuring and TGBP integration expense	$ 418.6	$ 1,627.9	$ 402.8	$ 417.9	$ 436.3	$ 359.4	$ 1,616.4
EBITDA margin	28.9 %	28.7%	28.4 %	28.4 %	30.0 %	24.4 %	27.8 %
EBITDA margin, excl. restructuring and TGBP integration expense	29.2 %	29.6%	28.9 %	29.3 %	30.7 %	25.2 %	28.5 %
Net income, as reported (GAAP)	$ 452.3	$ 1,165.4	$ 247.3	$ 271.2	$ 269.5	$ 237.9	$ 1,025.9
Reversal of restructuring and related expenses, net of income tax benefit (c)	-	32.0	N/A	N/A	N/A	N/A	N/A
Net income, restructuring adjusted	$ 452.3	$ 1,197.4	$ 247.3	$ 271.2	$ 269.5	$ 237.9	$ 1,025.9
Reversal of IRS Agreement tax provision benefit (f)	(204.7)	(204.7)	N/A	N/A	N/A	N/A	N/A
Net income, restructuring and IRS Agreement adjusted	$ 247.6	$ 992.7	$ 247.3	$ 271.2	$ 269.5	$ 237.9	$ 1,025.9
Reversal of TGBP integration expense, net of income tax benefit (d)	3.1	3.1	4.3	10.2	6.9	9.3	30.7
Net income, restructuring, IRS Agreement and TGBP integration expense adjusted	$ 250.7	$ 995.8	$ 251.6	$ 281.4	$ 276.4	$ 247.2	$ 1,056.6
Diluted earnings per share ("EPS"), as reported (GAAP) ($ - dollars)	$ 0.73	$ 1.84	$ 0.40	$ 0.44	$ 0.45	$ 0.40	$ 1.69
Impact from restructuring and related expenses, net of income tax benefit (c) ($ - dollars)	-	0.05	N/A	N/A	N/A	N/A	N/A
Diluted EPS, restructuring adjusted ($ - dollars)	$ 0.73	$ 1.89	$ 0.40	$ 0.44	$ 0.45	$ 0.40	$ 1.69
Impact from IRS Agreement tax provision benefit (f) ($ - dollars)	(0.33)	(0.32)	N/A	N/A	N/A	N/A	N/A
Diluted EPS, restructuring and IRS Agreement adjusted ($ - dollars)	$ 0.40	$ 1.57	$ 0.40	$ 0.44	$ 0.45	$ 0.40	$ 1.69
Impact from TGBP integration expense, net of income tax benefit (d) ($ - dollars)	-	-	-	0.02	0.01	0.02	0.05
Diluted EPS, restructuring, IRS Agreement and TGBP integration expense adjusted ($ - dollars)	$ 0.40	$ 1.57	$ 0.40	$ 0.46	$ 0.46	$ 0.42	$ 1.74
Diluted weighted-average shares outstanding	621.7	634.2	621.9	613.1	604.2	590.2	607.4

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Reconciliation of Non-GAAP Measures

	4Q11	FY2011	1Q12	2Q12	3Q12	4Q12	FY2012
Consumer-to-Consumer Segment							
Revenues, as reported (GAAP)	$ 1,181.9	$ 4,608.4	$ 1,124.6	$ 1,155.0	$ 1,151.5	$ 1,153.2	$ 4,584.3
Foreign currency translation impact (a)	8.0	(39.1)	5.2	30.1	32.8	9.5	77.6
Revenues, constant currency adjusted	$ 1,189.9	$ 4,569.3	$ 1,129.8	$ 1,185.1	$ 1,184.3	$ 1,162.7	$ 4,661.9
Prior year revenues, as reported (GAAP)	$ 1,151.8	$ 4,383.4	$ 1,078.1	$ 1,155.1	$ 1,193.3	$ 1,181.9	$ 4,608.4
Revenue change, as reported (GAAP)	3 %	5 %	4 %	0 %	(4)%	(2)%	(1)%
Revenue change, constant currency adjusted	3 %	4 %	5 %	3 %	(1)%	(2)%	1 %
Principal per transaction, as reported ($ - dollars)	$ 349	$ 360	$ 346	$ 344	$ 342	$ 341	$ 343
Foreign currency translation impact (a) ($ - dollars)	2	(6)	3	11	12	2	8
Principal per transaction, constant currency adjusted ($ - dollars)	$ 351	$ 354	$ 349	$ 355	$ 354	$ 343	$ 351
Prior year principal per transaction, as reported ($ - dollars)	$ 356	$ 355	$ 360	$ 365	$ 366	$ 349	$ 360
Principal per transaction change, as reported	(2)%	1 %	(4)%	(6)%	(6)%	(2)%	(5)%
Principal per transaction change, constant currency adjusted	(1)%	0 %	(3)%	(3)%	(3)%	(2)%	(3)%
Cross-border principal, as reported ($ - billions)	$ 18.5	$ 73.2	$ 17.5	$ 18.2	$ 17.6	$ 18.0	$ 71.3
Foreign currency translation impact (a) ($ - billions)	0.2	(1.2)	0.2	0.6	0.7	0.1	1.6
Cross-border principal, constant currency adjusted ($ - billions)	$ 18.7	$ 72.0	$ 17.7	$ 18.8	$ 18.3	$ 18.1	$ 72.9
Prior year cross-border principal, as reported ($ - billions)	$ 18.1	$ 68.6	$ 17.1	$ 18.6	$ 19.0	$ 18.5	$ 73.2
Cross-border principal change, as reported	2 %	7 %	2 %	(2)%	(7)%	(3)%	(3)%
Cross-border principal change, constant currency adjusted	3 %	5 %	3 %	1 %	(4)%	(2)%	0 %
Consumer-to-Business Segment							
Revenues, as reported (GAAP)	$ 153.9	$ 615.9	$ 155.1	$ 149.4	$ 147.3	$ 152.1	$ 603.9
Foreign currency translation impact (a)	2.5	6.4	2.9	3.5	4.2	4.9	15.5
Revenues, constant currency adjusted	$ 156.4	$ 622.3	$ 158.0	$ 152.9	$ 151.5	$ 157.0	$ 619.4
Prior year revenues, as reported (GAAP)	N/A	$ 610.7	$ 153.2	$ 153.5	$ 155.3	$ 153.9	$ 615.9
Revenue change, as reported (GAAP)	2 %	1 %	1 %	(3)%	(5)%	(1)%	(2)%
Revenue change, constant currency adjusted	3 %	2 %	3 %	0 %	(2)%	2 %	1 %
Business Solutions Segment							
Revenues, as reported (GAAP)	$ 68.2	$ 161.1	$ 86.9	$ 92.5	$ 95.4	$ 92.6	$ 367.4
Foreign currency translation impact (a)	(0.1)	(5.7)	(0.1)	0.9	0.6	(1.0)	0.4
Revenues, constant currency adjusted	$ 68.1	$ 155.4	$ 86.8	$ 93.4	$ 96.0	$ 91.6	$ 367.8
Prior year revenues, as reported (GAAP)	N/A	$ 106.7	$ 27.9	$ 31.4	$ 33.6	$ 68.2	$ 161.1
Pro forma prior year revenues, TGBP adjusted (b)	N/A	N/A	$ 82.9	$ 91.1	$ 97.6	$ 93.1	$ 364.7
Revenue change, as reported (GAAP)	**	**	**	**	**	**	**
Revenue change, constant currency adjusted	**	**	**	**	**	**	**
Pro forma revenue change, TGBP adjusted	N/A	N/A	5 %	2 %	(2)%	(1)%	1 %
Pro forma revenue change, TGBP and constant currency adjusted (a)	N/A	N/A	4 %	4 %	0 %	(2)%	2 %

** Calculation of growth percentage is not meaningful due to the impact of the TGBP acquisition in November 2011.

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Reconciliation of Non-GAAP Measures 29 2013 Outlook Metrics Operating income margin (GAAP) 20.0 % Depreciation and amortization impact 4.5 % EBITDA margin (e) 24.5 % Operating cash flow (GAAP) 900$ Payments on IRS Agreement (f) 100 Operating cash flow, IRS Agreement adjusted 1,000$

Footnote explanations 30 Non-GAAP related notes: (a) (b) (c) (d) (e) (f) Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) results from taking operating income and adjusting for depreciation and amortization expenses. Represents the impact from the tax benefit in December 2011 due to the agreement with the IRS resolving substantially all issues related to the restructuring of our international operations in 2003 of $204.7 million. The Company made tax payments of $92.4 million through the fourth quarter of 2012 and expects to make the majority of the remaining tax payments of approximately $100 million in 2013. TGBP integration expense consists primarily of severance and other benefits, retention, direct and incremental expense consisting of facility relocation, consolidation and closures; IT systems integration; amortization of a transitional trademark license; and other expenses such as training, travel and professional fees. Integration expense does not include costs related to the completion of the TGBP acquisition. Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. In pro forma calculations, also includes the currency impact of $0.3 million and $(2.6) million for the three and twelve months ended December 31, 2012, respectively, associated with the acquisition of Travelex Global Business Payments ("TGBP"). Represents the pro forma incremental impact of TGBP on Consolidated and Business Solutions segment revenues. Pro forma revenues presents the results of operations of the Company and its Business Solutions segment as they may have appeared had the acquisition of TGBP occurred as of January 1, 2011. The pro forma information is provided for illustrative purposes only and does not purport to present what the actual results of operations would have been had the acquisition actually occurred on the date indicated. The results of operations for TGBP have been included in Consolidated and Business Solutions segment revenues from November 7, 2011, the date of acquisition. Restructuring and related expenses consist of direct and incremental expenses including the impact from fluctuations in exchange rates associated with restructuring and related activities, consisting of severance, outplacement and other related benefits; facility closure and migration of the Company's IT infrastructure; and other expenses related to the relocation of various operations to new or existing Company facilities and third-party providers, including hiring, training, relocation, travel, and professional fees. Also included in the facility closure expenses are non-cash expenses related to fixed asset and leasehold improvement write-offs and the acceleration of depreciation and amortization. Restructuring and related expenses were not allocated to the segments.